                                                                                         EXHIBIT 23.3

                                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Southern
California Edison Company of our report dated March 26, 2003, relating to the financial statements, which appears in Southern California Edison Company's 2002 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2002.  We also consent to the incorporation by reference of our report dated March 26, 2003, relating to the financial statement schedule, which appears in such
Annual Report on Form 10-K.  We also consent to the reference to us under the heading "Experts" in such
Registration Statement.

Los Angeles, California
October 16, 2003